UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2012

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 13, 2012, pursuant to two purchase and sale agreements, dated August 17, 2012 (the “Agreements”), between Kinder Morgan Operating L.P. “A” (“OLP-A”), a subsidiary of Kinder Morgan Energy Partners, L.P. (the “Partnership”), and Tallgrass Energy Partners, LP (“Tallgrass”), OLP-A completed the sale to Tallgrass of Kinder Morgan Interstate Gas Transmission, Trailblazer Pipeline Company, the Casper-Douglas natural gas processing and West Frenchie Draw treating facilities in Wyoming and the Partnership’s 50 percent interest in the Rockies Express Pipeline (“REX” and collectively, the “Assets”) for approximately $1.8 billion in cash. Including the proportionate amount of REX debt assumed by Tallgrass, this amount is equivalent to a value of $3.3 billion. In March 2012, Kinder Morgan, Inc., which owns the general partner of the Partnership, announced that it had reached an agreement with the U.S. Federal Trade Commission (the “FTC”) to divest the Assets in order to receive regulatory approval for its proposed acquisition of El Paso Corporation. The closing of the transaction was subject to standard closing conditions, including approval of the FTC, which was received on November 8, 2012.

Item 7.01 Regulation FD Disclosure.

On November 13, 2012, the Partnership issued a press release relating to the closing, which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1        Press Release of Kinder Morgan Energy Partners, L.P. issued November 13, 2012.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: November 19, 2012			By:	/s/ Joseph Listengart
Joseph Listengart
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kinder Morgan Energy Partners, L.P. issued November 13, 2012.